Exhibit 10.5

Loan No. 1686410

PROMISSORY NOTE

NOTICE TO BORROWER: THIS DOCUMENT CONTAINS PROVISIONS
FOR A VARIABLE INTEREST RATE

$60,600,000.00
San Diego, California
Date: September 25, 2003

     For value received, the undersigned (“Borrower”) promises to pay to the order of SAN DIEGO NATIONAL BANK (“Lender”) at 1420 Kettner Boulevard, San Diego, California 92101, or at such other place as the holder hereof (“Holder”) may from time to time designate in writing, in lawful money of the United States, the principal sum of up to Sixty Million Six Hundred Thousand and No/100 Dollars ($60,600,000.00) or so much thereof as may be advanced, with interest at the rate, and due and payable, as follows:

ARTICLE 1 — DEFINITIONS

     Terms with initial capital letters used in this Note shall have the following meanings, whether used in the singular or the plural:

1.1	“Base Rate”: The annual rate of seventy-five (75) basis points per annum in excess of the Base Rate Index, as it may change from time to time; provided, however, in no event shall the Base Rate fall below 5.00% during the term of this Loan.

1.2	“Base Rate Index”: The annual rate of interest equal to the “Prime Rate” as quoted under the “Money Rates” column of the Wall Street Journal, as it may change from time to time, or such other rate as is substituted therefor as hereafter set forth. Changes in the Base Rate Index shall become effective as of the date of the change. The Base Rate Index is not necessarily the lowest rate charged by Lender on its loans, and Borrower understands that Lender may make loans based on other rates as well. The Base Rate Index is currently 4.00%.

1.2.1	If publication of the Wall Street Journal or quotation of the Prime Rate therein is discontinued, then Holder may, in its reasonable discretion, select another source for ascertaining the Prime Rate. If Holder determines, in its reasonable discretion, that the rate of interest that otherwise would be the Base Rate Index under this Note is no longer established, is unverifiable or cannot be ascertained by adequate and reasonable means, or is no longer calculated in substantially the same manner or upon the same economic basis, or that calculation of interest with respect to such rate would violate or is made impractical due to any existing or future law, rule regulation, directive or treaty, then Holder may designate, in its reasonable discretion, a substitute reference rate of interest as a new Base Rate Index and(or) may change the differential between the Base Rate and the Base Rate Index (a “Spread Adjustment”). The new Base Rate Index so designated by Holder shall be a floating rate of interest, and shall be verifiable, ascertainable by adequate and reasonable means, established in a manner not under Holder’s direct control, and, to the extent reasonably possible, calculated in substantially the same manner and upon the same economic basis as the most recent Base Rate Index, taking into account any Spread Adjustment made.

1.3	“Call and Put Option”: The Call and Put Option Agreement dated May 30, 2003 between Peony and Borrower.

1.3	“Business Day”: Any day, other than a Saturday or Sunday, on which national banks in San Diego, California are not authorized or required by governing law or regulation to be closed.

1.5	“Deed of Trust”: The Construction Deed of Trust, Security Agreement and Fixture Filing executed by Peony Acquisitions LLC, a Delaware limited liability company (“Peony”), in favor of Lender of even date herewith; it being acknowledged, that certain other instruments and documents, including deeds of trust, have been executed and delivered pursuant to the Loan Agreement and secure this Note.

1.6	“Leasehold Deed of Trust”: The Leasehold Deed of Trust, Security Agreement and Fixture Filing executed by Neurocrine International LLC, a Delaware limited liability company (“NI”), in favor of Lender of even date herewith; it being acknowledged that certain other instruments and documents, including deeds of trust, have been executed and delivered pursuant to the Loan Agreement and secure this Note.

1.7	“LIBOR Period”: A period of one (1) month which commences on the twenty-sixth (26th) day of the applicable calendar month, commencing no earlier than October 26, 2003, subject to prior notice and ending on the twenty-fifth (25th) day of the following calendar month. Borrower reserves the right to apply to Lender for a different date upon which to have the LIBOR period commence; Lender may act or not act upon such application in its sole discretion.

1.7.1	If Lender changes the applicable commencement date of the LIBOR Period, as set forth above, in its sole discretion, and such change would cause the last day of such LIBOR period to occur in the next following calendar month, the last day of such LIBOR period shall occur on the next preceding Business Day in the preceding calendar month.

1.7.2	Notwithstanding the foregoing, in no event shall any LIBOR period be extended beyond the Maturity Date.

1.8	“LIBOR Rate”: The annual rate of three hundred fifty (350) basis points per annum in excess of the LIBOR Rate Index; provided, however, in no event shall the LIBOR Rate fall below 5.00% during the term of this Loan.

1.9	“LIBOR Rate Index”: For any LIBOR Period, the “London Interbank Offered Rate (LIBOR)” for a term equal in length to the term of the designated LIBOR Period as quoted under the “Money Rates” column of the Wall Street Journal on the first day of the LIBOR Period (or if the Wall Street Journal is not published on that day or the London Interbank Offered Rate (LIBOR) for such LIBOR Period is not quoted therein on that day, then as quoted on the next preceding Business Day on which the Wall Street Journal is published and the London Interbank Offered Rate (LIBOR) for such LIBOR Period is quoted therein), rounded to three decimal places, all as determined by Holder. The published LIBOR rates include a specified effective date, but the effective date shall be disregarded for purposes of this Note, and LIBOR Periods shall commence and terminate only as provided in this Note. If the Wall Street Journal is no longer published or the “London Interbank Offered Rate (LIBOR)” shall no longer be quoted therein, another publication, report or source selected by Holder in its reasonable discretion containing such information shall be used.

1.10	“Loan”: The loan evidenced by this Note, to be made pursuant to the Loan Agreement.

1.11	“Loan Agreement”: The Loan Agreement between Lender and Borrower of even date herewith, as the same may be amended, modified or supplemented from time to time.

1.12	“Maturity Date”: September 25, 2005, subject to extension as provided in Section 2.4.

1.13	“Note”: This Promissory Note.

1.14	“Property”: As defined in Section 3.1 below.

1.15	“Subleasehold Deed of Trust”: Subleasehold Deed of Trust, Security Agreement and Fixture Filing executed by Peony in favor of Lender of even date herewith; it being acknowledged that certain other instruments and documents, including deeds of trust, have been executed and delivered pursuant to the Loan Agreement and secure this Note.

ARTICLE 2 — INTEREST AND PAYMENTS

2.1	Rate of Interest. The principal balance outstanding from time to time shall bear interest from and after the date of each advance (subject to Section 3.7 below), determined as follows:

2.1.1	Base Rate. During any period in which the LIBOR Rate is not applicable to amounts owing, as provided in Section 2.1.2 below, the principal balance outstanding from time to time shall bear interest at the Base Rate.

2.1.2	LIBOR Rate.

(a)	Election of LIBOR Rate. Provided that there has not occurred an “Event of Default” as defined herein, Borrower may at any time and from time to time irrevocably elect, by written notice received by not later than 11:00 a.m. on the second (2nd) Business Day prior to the date on which the LIBOR period would commence pursuant to such election, and not earlier than the fourth (4th) Business Day prior to the date on which the LIBOR period would commence pursuant to such election, application of the LIBOR Rate for the LIBOR period, subject to the following:

(1)	The first advance under the Loan shall bear interest initially at the Base Rate. No such election may be made if the applicable LIBOR period would end after the Maturity Date. No election may be made if, as a result, there would be more than one (1) LIBOR period in effect at any one time.

(2)	Each such election shall irrevocably specify in writing:

(A)	that Borrower elects application of the LIBOR rate; and

(B)	the date on which the applicable LIBOR period shall commence, which shall be a Business Day.

(3)	Such election shall apply to all amounts then outstanding and any additional amounts advanced prior to or during the LIBOR period.

(4)	The LIBOR Rate shall apply only to the extent that Borrower has made proper elections thereof as provided in this Section 2.1.2(a), and only for the LIBOR periods commenced by each such election, and except to that extent the Base Rate shall automatically apply as provided in Section 2.1.1 above.

(b)	Application of LIBOR Rate. Upon the making of a valid election as provided in Section 2.1.2(a) above, this Note shall bear interest at the LIBOR Rate for the applicable LIBOR period.

(c)	Suspension of Interest Rate. Holder may suspend the availability of the LIBOR Rate and the entire principal balance outstanding from time to time shall immediately upon such suspension bear interest at the Base Rate, if Holder determines, in its reasonable discretion, that the rate of interest that otherwise would be the LIBOR Rate Index under this Note is no longer established, is unverifiable or cannot be ascertained by adequate and reasonable means, or is no longer calculated in substantially the same manner or upon the same economic basis, or that calculation of interest with respect to such rate would violate or is made impractical due to any existing or future law, rule, regulation, directive or treaty.

2.2	Interest. Interest shall be calculated on the basis of a 360-day year multiplied by the actual number of days that principal is outstanding.

2.3	Installment Payments.

2.3.1	Interest Only. Commencing on the twenty-fifth (25th) calendar day of each month commencing October 25, 2003 (“Start Date”), and continuing thereafter on the same day of each calendar month until the Maturity Date, all accrued interest for the previous calendar month, or portion thereof, shall be due and payable in monthly interest-only installments.

2.3.2	Interest and Principal. On the Maturity Date, the entire unpaid principal balance and all accrued interest shall be due and payable, subject to Section 2.4 below.

2.4	Extension of Maturity Date. The Maturity Date may be extended (and such later date shall then be the “Maturity Date” for purposes of this Note) upon and subject to the provisions and conditions set forth in Section 3.7 of the Loan Agreement (which terms and conditions are incorporated herein by reference). From and after the extension of the Maturity Date of this Note in accordance with Section 3.7 of the Loan Agreement (if so extended), interest shall be payable upon the same provisions and conditions set forth in Section 2.3.1 above, and the entire principal balance hereof and all accrued interest shall be due and payable on the Maturity Date, as so extended upon the same provisions and conditions set forth in Section 2.3.2 above.

ARTICLE 3 — ADDITIONAL TERMS AND CONDITIONS

3.1	Loan Agreement; Security. This Note is secured, without limitation, by the Deed of Trust, which encumbers certain real property described in such Deed of Trust and improvements located or to be located thereon, and certain personal property (collectively, the “Property”). This Note is secured, without limitation, by the Leasehold Deed of Trust, which encumbers NI’s interests in certain real property described in such Deed of Trust and improvements located or to be located thereon, and in certain personal property (collectively, the “Leasehold Property”). This Note is also secured, without limitation, by the Subleasehold Deed of Trust, which encumbers Peony’s subleasehold interests in certain real property described in such Subleasehold Deed of Trust and improvements located or to be located thereon, and in certain personal property (collectively, the “Subleasehold Property”). Advances of the principal balance of this Note shall be made upon and subject to the provisions and conditions of the Loan Agreement. It is acknowledged that the Property is not the only security for the performance of this Note, and is intended solely for purposes hereof, to refer to only that real and personal property encumbered by the Deed of Trust.

3.2	Application of Payments. All payments received shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest, then to principal, except that, after the occurrence and during the continuation of any default under this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect.

3.3	No Waiver. The acceptance by Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of Holder’s right to require full payment when due of all future or succeeding installments.

3.4	Prepayments. Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without charge.

3.5	Late Payment Charge. Borrower acknowledges that late payment to Holder of any sums due hereunder will cause Holder to incur costs not contemplated hereunder, the exact amount of which will be impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment, payment or any other sum due from Borrower shall not be received by Holder or Holder’s designee within ten (10) calendar days after it is due, Borrower shall then pay to Holder a late payment charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Holder will incur by reason of late payment. This provision shall not, however, be construed as extending the time for payment of any amount hereunder, and acceptance of such late charge by Holder shall in no event constitute a waiver of Borrower’s default with respect to such overdue amount nor prevent Holder from exercising any of the other rights and remedies with respect to such default.

3.6	Default. The following shall constitute defaults under this Note:

3.6.1	Borrower’s failure to pay when due any sum payable under this Note within ten (10) days after the due date thereof;

3.6.2	Borrower’s failure to perform any of its non-monetary obligations under any covenant or agreement set forth in this Note, if such failure is not cured within thirty (30) days after written notice from Holder (or such longer period as is reasonably determined by Holder to be necessary for completion of the cure, so long as Borrower begins promptly and thereafter diligently continues to cure the failure).

3.6.3	any “Event of Default” under the Loan Agreement.

3.7	Acceleration Rights; Interest After Acceleration or Maturity. Upon the occurrence of a default hereunder, Holder may, at its election, declare the entire balance of principal and interest thereon immediately due and payable, together with all costs of collection, including reasonable attorneys’ fees and all expenses incurred in connection with protection of, or realization on, the Property. At such time as this Note becomes due in full, whether by acceleration (upon default or otherwise), by the occurrence of the Maturity Date or otherwise, if Borrower fails to pay all amounts due, the unpaid principal balance, accrued interest and costs incurred shall thereafter bear interest until paid at a rate equal to eighteen percent (18%) per annum.

3.8	Default in Payment of Interest. Interest not paid when due shall then be added to the principal (which shall not cure the default in payment), and shall thereafter bear like interest.

3.9	Acceleration on Sale or Transfer of Property.

3.9.1	Borrower understands that in making the loan evidenced by the Note, Holder is relying to a material extent upon the business expertise and net worth of Borrower and Neurocrine (defined below) and upon the continuing interest which Borrower has in the Property. Accordingly, except as expressly provided herein to the contrary, in the event that Peony, or after Peony conveys the Property to Borrower, Borrower, without the prior written consent of Holder, directly or indirectly, voluntarily or involuntarily, sells, assigns, transfers, disposes of or agrees to sell, assign, transfer or dispose of all or any portion of or any interest in the Property whether by outright sale, deed, installment sale contract, land contract, contract for deed, ground lease or any other leases that is not that certain lease by and between Neurocrine Biosciences, Inc. (“Neurocrine”), as tenant, and Borrower, as landlord, and that is not permitted by the Loan Agreement, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Property, or by any other method of conveyance of an interest in the Property, or in the event that any member of Borrower sells, assigns, transfers or disposes of any such member’s interest in Borrower (except as permitted in the Loan Agreement), then the same shall be deemed to increase the risk of Holder, and Holder may then, or at any time thereafter, declare all principal, accrued and unpaid interest and all other charges and fees under the Note immediately due and payable, and may exercise all rights and remedies provided in the Loan Documents. Pursuant to that certain Call and Put Option Agreement, dated May 30, 2003, Borrower has an option to acquire the Property from Peony Acquisitions LLC, a Delaware limited liability company (“Peony”). Borrower shall be obligated by Holder to acquire the Property from Peony on or before November 26, 2003, and any failure to satisfy such obligation shall be an immediate default under the Loan Documents, including, without limitation, the Deed of Trust. Upon the acquisition of the Property, the Deed of Trust shall be assigned and assumed by Borrower from Peony in accordance with the specific provisions set forth in the Loan Agreement, which are hereby incorporated herein by this reference. Holder acknowledges and agrees that neither Borrower’s exercise of its option under the Call and Put Option Agreement nor Borrower’s acquisition of the Property from Peony nor Peony’s conveyance of the Property to Borrower shall be deemed to be a sale or transfer under this Section 3.9 or Section 5.1 of the Deed of Trust.

3.9.2	For purposes of this Section, Peony and Borrower shall not sell or transfer any ownership interest in Peony or Borrower during the term of the Loan evidenced by the Loan Documents (except as permitted in the Loan Agreement), and (i) the terms “sell” and “transfer” shall include, in addition to the common and ordinary meaning of those terms and without limiting their generality, transfers made to subsidiary or affiliated entities, transfers made to a reconstituted limited liability company, transfers by any limited liability company (at any tier) to the individual members or vice versa, transfers by any corporation (at any tier) to its shareholders or vice versa, any corporate merger or consolidation; and (ii) the term “transferee” shall mean a purchaser, assignee, grantee or subsequent owner of all or any part of the Property or of any interest in Peony or Borrower. Holder’s rights pursuant to Section 3.9.1 above may be exercised at any time after the occurrence of any such event, and the acceptance of one or more payments under the Loan Documents from any person or entity thereafter shall not constitute a waiver of Holder’s rights. Holder’s approval of any sale, assignment, transfer, pledge or disposition or failure to exercise said rights with respect thereto shall not be construed as a waiver of the provisions hereof with regard to any subsequent transaction.

3.9.3	Holder may condition its consent to a sale or transfer for which consent is reserved hereunder upon the fulfillment of certain requirements, including, but not limited to, the following (collectively, “Conditions of Transfer”): (i) that the proposed transferee meet Holder’s then-existing credit and other standards with respect to similar loans; (ii) that the transferee specifically assume personal liability for the outstanding balance of the secured indebtedness and the obligations to be performed under the Deed of Trust; (iii) that an assumption fee be paid to Holder at the time of the transfer; (iv) that the interest rate payable under the Note be increased; (v) that a new policy title insurance in favor of Holder be issued; (vi) that new financing statements be filed; (vii) that the proposed transferee agree to restrictions on further transfers; (viii) that endorsements to existing insurance policies or new insurance policies be obtained; (ix) that Neurocrine reaffirms all of its existing guaranties and indemnities given in connection with the Loan evidenced by the Loan Documents; (x) that the proceeds of the sale or transfer are applied in conformity with Holder’s instructions, given in Holder’s sole and absolute discretion; (xi) that all construction of the Improvements (as defined in the Loan Agreement) on the Property have been completed; (xii) that the lease by and between Neurocrine, as tenant, and Borrower, as landlord, has been executed and is in full force and effect; and (xiii) that all fees of Holder’s legal counsel have been paid. Holder shall in no event be obligated to consent to any transfer of less than the entire Property, or to any transfer in any form, including, but not limited to, a sale and leaseback, which has the effect of creating additional expenses to or charges against the Property.

3.10	Acceleration on Insolvency of Peony. In the event (i) Peony fails to pay its debts generally as they come due or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (ii) an involuntary petition is filed against Peony under any bankruptcy or similar statute and such petition is not set aside or withdrawn or is still in effect within thirty (30) days from the date of such filing (or such longer period as is reasonably necessary, provided Peony promptly commences, and diligently and continuously pursues thereafter, its efforts to have the petition set aside or withdrawn); (iii) a custodian, receiver or trustee (or other similar official) is appointed to take possession, custody or control of any of the properties of Peony; (iv) the Property becomes subject to the jurisdiction of a Federal Bankruptcy Court or successor to that court, or any similar state court; (v) Peony makes a general assignment for the benefit of Peony’s creditors; or (vi) any portion of Peony’s assets is attached, executed upon or judicially seized in any manner, and such seizure is not discharged within thirty (30) days, Holder at its option and to the extent permitted by applicable law may, without prior notice, declare all sums secured by the Deed of Trust, irrespective of their stated due date(s), immediately due and payable and may exercise all rights and remedies provided in the Deed of Trust.

3.11	Acceleration on Sale or Transfer of Property — Neurocrine International LLC.

3.11.1	Borrower understands that in making the loan evidenced by the Note, Holder is relying to a material extent upon the business expertise and net worth of Borrower and Neurocrine and upon the continuing interest which NI has in the Leasehold Property. Accordingly, except as expressly provided herein to the contrary and except for that certain Ground Lease, dated as of May 30, 2003, executed by and between NI as landlord thereunder, and Peony, as tenant thereunder (the “Sublease”), and without any other exception, in the event that NI, without the prior written consent of Holder, directly or indirectly, voluntarily or involuntarily, assigns, or sublets or agrees to assign or sublet all or any portion of or any interest in the Leasehold Property whether by ground lease or any other leases that is not a lease-option contract, or by assignment or sublease of any beneficial interest in or to any land trust holding a leasehold interest in and to the Leasehold Property, or by any other method of conveyance of an interest in the Leasehold Property, or in the event that any member of NI sells, assigns, transfers or disposes of any such member’s interest in NI (except as permitted in the Loan Agreement), then the same shall be deemed to increase the risk of Holder, and Holder may then, or at any time thereafter, declare all principal, accrued and unpaid interest and all other charges and fees under the Note immediately due and payable, and may exercise all rights and remedies provided in the Loan Documents. Pursuant to that certain Call and Put Option Agreement, dated May 30, 2003, Borrower has an option to acquire the Property from Peony. Borrower shall be obligated to acquire the Property from Peony on or before November 26, 2003 and any failure to satisfy such obligation shall be an immediate default under the Loan Documents, including, without limitation, the Leasehold Deed of Trust. Upon the acquisition of the Property, the Leasehold Deed of Trust shall continue in full force and effect in accordance with the specific provisions set forth in the Loan Agreement, which are hereby incorporated herein by this reference. Holder acknowledges and agrees that Borrower’s exercise of its option under the Call and Put Option Agreement shall not be deemed to be a sale or transfer under Section 5.1 of the Leasehold Deed of Trust.

3.11.2	For purposes of this Section, NI and Borrower shall not sell or transfer any ownership interest in NI or Borrower during the term of the Loan evidenced by the Loan Documents (except as permitted in the Loan Agreement), and (i) the terms “sell” and “transfer” shall include, in addition to the common and ordinary meaning of those terms and without limiting their generality, transfers made to subsidiary or affiliated entities, transfers made to a reconstituted limited liability company, transfers by any limited liability company (at any tier) to the individual members or vice versa, transfers by any corporation (at any tier) to its shareholders or vice versa, any corporate merger or consolidation; and (ii) the term “transferee” shall mean a purchaser, assignee, grantee or subsequent owner of all or any part of the Leasehold Property or of any interest in NI. Holder’s rights pursuant to Section 3.11.1 above may be exercised at any time after the occurrence of any such event, and the acceptance of one or more payments under the Loan Documents from any person or entity thereafter shall not constitute a waiver of Holder’s rights. Holder’s approval of any sale, assignment, transfer, pledge or disposition or failure to exercise said rights with respect thereto shall not be construed as a waiver of the provisions hereof with regard to any subsequent transaction.

3.11.3	Holder may condition its consent to a sale or transfer for which consent is required hereunder upon the fulfillment of certain requirements in Holder’s sole and absolute discretion.

3.12	Acceleration on Insolvency of NI. In the event (i) NI fails to pay its debts generally as they come due or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (ii) an involuntary petition is filed against NI under any bankruptcy or similar statute and such petition is not set aside or withdrawn or is still in effect within thirty (30) days from the date of such filing (or such longer period as is reasonably necessary, provided NI promptly commences, and diligently and continuously pursues thereafter, its efforts to have the petition set aside or withdrawn); (iii) a custodian, receiver or trustee (or other similar official) is appointed to take possession, custody or control of any of the properties of NI; or (iv) the Leasehold Property becomes subject to the jurisdiction of a Federal Bankruptcy Court or successor to that court, or any similar state court; (v) NI makes a general assignment for the benefit of NI’s creditors; or (vi) any portion of NI’s assets is attached, executed upon or judicially seized in any manner, and such seizure is not discharged within thirty (30) days, Holder at its option and to the extent permitted by applicable law may, without prior notice, declare all sums secured by the Leasehold Deed of Trust, irrespective of their stated due date(s), immediately due and payable and may exercise all rights and remedies provided in the Leasehold Deed of Trust.

3.13	Acceleration on Sale or Transfer of Property — Peony Ground Lease.

3.13.1	Borrower understands that in making the loan evidenced by the Note, Holder is relying to a material extent upon the business expertise and net worth of Borrower and Neurocrine and upon the continuing interest which Peony has in the Subleasehold Property. Accordingly, except as expressly provided herein or in the Loan Agreement to the contrary, in the event that Peony, without the prior written consent of Holder, directly or indirectly, voluntarily or involuntarily, assigns or sublets or agrees to assign or sublet all or any portion of or any interest in the Subleasehold Property whether by ground lease or any other leases that is not that certain lease by and between Neurocrine, as tenant, and Borrower, as landlord, and that is not permitted by the Loan Agreement, a lease-option contract, or by assignment or sublease of any beneficial interest in or to any land trust holding a sublease interest in and to the Subleasehold Property, or by any other method of conveyance of an interest in the Subleasehold Property, or in the event that any member of Peony sells, assigns, transfers or disposes of any such member’s interest in Trustor after the Subleasehold Deed of Trust is assumed by Borrower and Borrower becomes the trustor hereunder (except as permitted in the Loan Agreement), then the same shall be deemed to increase the risk of Holder, and Holder may then, or at any time thereafter, declare all principal, accrued and unpaid interest and all other charges and fees under the Note immediately due and payable, and may exercise all rights and remedies provided in the Loan Documents. Pursuant to that certain Call and Put Option Agreement, dated May 30, 2003, Borrower has an option to acquire the Property from Peony. Borrower shall acquire the Subleasehold Property from Peony. Upon the acquisition of the Subleasehold Property, the Subleasehold Deed of Trust continue in full force and effect in accordance with the specific provisions set forth in the Loan Agreement, which are hereby incorporated herein by this reference. Holder acknowledges and agrees that Borrower’s exercise of its option under the Call and Put Option Agreement, the exercise or the deemed exercise of Peony’s put option to transfer the Subleasehold Property under the Call and Put Option Agreement, the exercise or the deemed exercise of Peony’s put option to transfer the Subleasehold Property under the Call and Put Option Agreement or Borrower’s acquisition of the Subleasehold Property, and Peony’s conveyance of the Subleasehold Property to Holder shall not be deemed to be a sale or transfer under this Section 3.13 or Section 5.1(a) of the Subleasehold Deed of Trust. From and after Peony conveys its interests in the Subleasehold Property to Borrower and Borrower assumes the obligations of Peony under the Subleasehold Deed of Trust, whether pursuant to the terms of the Call and Put Option Agreement or otherwise, whether pursuant to the terms of the Call and Put Option Agreement or otherwise, the term Peony as used in Sections 3.13 and 3.14 shall mean and refer to Borrower, and Peony shall be automatically deemed released from any and all of all obligations under the Subleasehold Deed of Trust.

3.13.2	For purposes of this Section, Peony and Borrower shall not sell or transfer any ownership interest in Peony or Borrower during the term of the Loan evidenced by the Loan Documents (except as permitted in the Loan Agreement or the Call and Put Option Agreement), and (i) the terms “sell” and “transfer” shall include, in addition to the common and ordinary meaning of those terms and without limiting their generality, transfers made to subsidiary or affiliated entities, transfers made to a reconstituted limited liability company, transfers by any limited liability company (at any tier) to the individual members or vice versa, transfers by any corporation (at any tier) to its shareholders or vice versa, any corporate merger or consolidation; and (ii) the term “transferee” shall mean purchaser, assignee, grantee or subsequent owner of all or any part of the Subleasehold Property or of any interest in Peony. Holder’s rights pursuant to Section 3.13.1 above may be exercised at any time after the occurrence of any such event, and the acceptance of one or more payments under the Loan Documents from any person or entity thereafter shall not constitute a waiver of Holder’s rights. Holder’s approval of any sale, assignment, transfer, pledge or disposition or failure to exercise said rights with respect thereto shall not be construed as a waiver of the provisions hereof with regard to any subsequent transaction.

3.13.3	Holder may condition its consent to a sale or transfer for which consent is required hereunder upon the fulfillment of certain requirements in Holder’s sole and absolute discretion.

3.14	Acceleration on Insolvency of Peony. In the event (i) Peony fails to pay its debts generally as they come due or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (ii) an involuntary petition is filed against Peony under any bankruptcy or similar statute and such petition is not set aside or withdrawn or is still in effect within thirty (30) days from the date of such filing (or such longer period as is reasonably necessary, provided Peony promptly commences, and diligently and continuously pursues thereafter, its efforts to have the petition set aside or withdrawn); (iii) a custodian, receiver or trustee (or other similar official) is appointed to take possession, custody or control of any of the properties of Peony; (iv) the Subleasehold Property becomes subject to the jurisdiction of a Federal Bankruptcy Court or successor to that court, or any similar state court; (v) Peony makes a general assignment for the benefit of Peony’s creditors; or (vi) any portion of Peony’s assets is attached, executed upon or judicially seized in any manner, and such seizure is not discharged within thirty (30) days, Holder at its option and to the extent permitted by applicable law may, without prior notice, declare all sums secured by the Subleasehold Deed of Trust, irrespective of their stated due date(s), immediately due and payable and may exercise all rights and remedies provided in the Subleasehold Deed of Trust.

3.15	Attorneys’ Fees and Costs. In the event Holder takes any action to enforce this Note or any of its terms, either through legal proceedings or otherwise, Holder shall be reimbursed immediately by Borrower for attorneys’ fees (including fees for Holder’s in-house attorneys) and all other costs and expenses so incurred. Borrower shall also immediately reimburse Holder for all attorneys’ fees and costs incurred in connection with the representation of Holder in any bankruptcy, insolvency, reorganization or other debtor relief or similar proceeding of or relating to Borrower, any guarantor, or the Property.

3.16	Waivers. The makers, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of non-payment or dishonor, protest and notice of protest, and expressly agree that the time for performance of any obligation under this Note may be extended from time to time, consent to the release of any party liable hereon or herefor, consent to the acceptance or release of security for this Note, including other types of security, all without in any way affecting their liability, and waive the right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty thereof, or to any agreement to pay the same, to the full extent permissible by law.

3.17	Governing Law. This Note shall be governed by and construed under the internal laws of the State of California, except to the extent that federal law applies.

3.18	Severability. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

3.19	Limitation Upon Interest. All agreements between the Borrower and Holder, now existing or hereafter arising, are hereby expressly limited so that in no event whatsoever shall the amount paid, or agreed to be paid, to Holder hereof for the use, forbearance or detention of money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder hereof shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Borrower.

3.20	Headings. Headings herein are used for convenience of reference only and do not define or limit the scope of provisions of this Note.

3.21	Joint and Several Liability. The liability of multiple makers of this Note is joint and several.

3.22	WAIVER OF RIGHT OF TRIAL BY JURY. EACH OF BORROWER AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE (INCLUDING BY WAY OF JURY TRIAL) IN RESOLVING ANY DISPUTE OR LITIGATION (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, THE LOAN (AS DEFINED IN THE LOAN AGREEMENT), THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) OR ACTIONS OF BORROWER OR HOLDER RELATING TO THE LOAN AND/OR THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION AND THE WAIVER SET FORTH HEREIN ARE MATERIAL INDUCEMENTS TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE LOAN DOCUMENTS.

BORROWER:

SCIENCE PARK CENTER LLC,
a California limited liability company

By:	Neurocrine Biosciences, Inc.,
a Delaware corporation
Its:	Manager

	By:	/s/ Paul W. Hawran

	Name:	Paul W. Hawran

	Its:	Executive Vice President & CFO

By:

Name:

Its:

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